                                                                    Exhibit 99.1
                                                                    NEWS RELEASE

                           [PHELPS DODGE LETTERHEAD]



                                                       Contact: Thomas M. Foster
                                                                  (602) 234-8139
                                                                 or Greg Stevens
                                                                  (602) 234-8166

              PHELPS DODGE REPORTS EARNINGS OF 28 CENTS PER SHARE
                IN 1999 THIRD QUARTER BEFORE RESTRUCTURE CHARGES


     Phoenix, Arizona, October 12, 1999 -- Phelps Dodge Corporation today reported consolidated earnings in the 1999 third quarter of $16.1 million, or 28 cents per share before non-recurring, after-tax charges of $0.7 million, or 1 cent per share, from the company's restructuring plan announced on June 30, 1999. By comparison, earnings for the third quarter of 1998 were $20.3 million, or 35 cents per share, excluding a non-recurring, after-tax gain of $8.3 million, or 14 cents per share, from the completion of the disposition of Accuride Corporation. Earnings for the first nine months of 1999 were $17.8 million, or 31 cents per share, before charges of $59.4 million, or $1.03 per share, from the restructuring plan and an after-tax charge of $3.5 million, or 6 cents per share, recognized in the first quarter for the cumulative effect of an accounting change associated with unamortized start-up costs. Earnings for the first nine months of 1998 were $101.6 million, or $1.73 per share, before a non-recurring, after-tax gain of $131.1 million, or $2.24 per share, from the disposition of Accuride Corporation.

     Douglas C. Yearley, chairman of the board and chief executive officer, said: "We are pleased with our continuing ability to generate positive operating results in the midst of a difficult copper market and prolonged uncertainty in key wire and cable markets. Phelps Dodge Mining Company took advantage of a slight improvement in copper prices in the third quarter to produce $36 million of operating income, its best quarterly performance since the first quarter of 1998. In addition, our specialty chemicals segment continued its strong performance including significant contributions from the recently acquired carbon black facilities in Brazil and Korea.

     "While confident in the long-term prospects for copper, we remain cautious about the near-term sustainability of the recent upward trend in copper prices. We believe depressed prices could continue for several more quarters.

     "Cash flow provided by operating activities, the principal measure of our operating performance, was $116.6 million in the first nine months of 1999, compared with $227.9 million in the corresponding 1998 period. The decrease primarily reflected lower copper prices and reduced earnings from the wire and cable segment."

     Sales were $742.7 million in the 1999 third quarter and $2,096.9 million in the first nine months of 1999, compared with $764.0 million and $2,356.7 million in the corresponding 1998 periods. The decrease for the first nine months primarily resulted from lower average copper prices, lower sales volumes of copper and lower sales of wire and cable products, partially offset by higher sales volumes of carbon black.

     Phelps Dodge Mining Company reported sales to unaffiliated customers of $406.9 million in the 1999 third quarter and $1,102.3 million in the first nine months of 1999. Sales were $421.9 million and $1,303.5 million in the corresponding 1998 periods. The New York Commodity Exchange spot price per pound of copper cathode averaged 78 cents in the third quarter and 70 cents in the first nine months of 1999, compared with 75 cents and 77 cents in the corresponding 1998 periods.

     Phelps Dodge Mining Company reported operating income of $36.2 million in the third quarter, compared with $27.2 million in the 1998 third quarter. The increase reflected higher average copper prices and lower copper production costs, which were partially offset by lower volumes of copper sold from mine production. Operating income in the first nine months of 1999 was $42.7 million before non-recurring, pre-tax charges of $34.5 million from the restructuring plan announced on June 30, 1999, compared with $119.2 million in the first nine months of 1998. The year-to-date decrease reflected lower average copper prices and lower volumes of copper sold from mine production, partially offset by lower copper production costs. Lower 1999 copper production costs were due in part to the 1998 curtailment and shutdown of certain higher cost operations.

     The Phelps Dodge Mining Company share of mine production from its worldwide operations was 187,600 tons of copper in the 1999 third quarter and 595,600 tons in the first nine months of 1999. This production compares with 220,600 tons in the 1998 third quarter and 658,200 tons in the first nine months of 1998. The division's copper sales from mine production were 193,000 tons in the 1999 third quarter and 595,300 tons in the first nine months of 1999, compared with 220,600 tons and 650,700 tons in the corresponding 1998 periods.

     Phelps Dodge Industries reported sales of $335.8 million in the third quarter and $994.6 million in the first nine months of 1999. Sales were $342.1 million and $1,053.2 million in the corresponding 1998 periods. The year-to-date decrease principally reflected lower sales in the wire and cable segment. This decrease was partially offset by higher sales volumes in the carbon black segment, which included sales from facilities acquired in Brazil and Korea in the 1998 fourth quarter and 1999 first quarter, respectively.

     Phelps Dodge Industries reported operating income of $27.9 million in the 1999 third quarter before non-recurring, pre-tax charges of $1.1 million from the restructuring plan announced on June 30, 1999. This compares with operating income of $34.7 million in the 1998 third quarter before the effect of a $12.6 million pre-tax gain from the completion of the disposition of Accuride. Operating income in the first nine months of 1999 was $101.1 million before non-recurring, pre-tax charges of $49.4 million from the restructuring plan. Operating income was $127.5 million in the first nine months of 1998 before the effect of a $198.7 million pre-tax gain from the disposition of Accuride. Phelps Dodge Industries' 1999 operating income decrease was principally due to the continuing effects of Asian and South American economic difficulties and a slowdown in aerospace and relevant electronic markets in the United States. These effects were partially offset by strong performances by the carbon black businesses, including the recently acquired facilities in Brazil and Korea.

     The company's total debt at September 30, 1999, was $1,091.0 million, compared with $1,021.0 million at year-end 1998. Debt increased primarily as a result of financing for the first quarter 1999 purchase of a carbon black business in Korea. The company's ratio of debt to total capitalization was 30.8 percent at September 30, 1999, compared with 27.6 percent at December 31, 1998.

     Capital expenditures and investments during the first nine months of 1999 were $55.4 million for Phelps Dodge Mining Company and $118.9 million for Phelps Dodge Industries including $76.1 million for the acquisition of an 85 percent interest in the Korean carbon black manufacturing business of Korea Kumho Petrochemical Co., Ltd. Capital expenditures and investments in the corresponding 1998 period were $279.9 million for Phelps Dodge Mining Company, including $113.3 million for the acquisition of Cobre Mining Company, and $105.5 million for Phelps Dodge Industries. The company expects capital expenditures and investments for the year 1999 to be approximately $100 million for Phelps Dodge Mining Company, and approximately $165 million for Phelps Dodge Industries. The projected capital expenditures and investments for the year 1999 do not include the effect of the potential acquisitions of Asarco and Cyprus Amax.

     On September 10, 1999, the company paid a regular quarterly dividend of 50 cents per share on its common shares for the 1999 third quarter, the amount paid for the third quarter was $29.0 million bringing total 1999 dividends paid through September to $87.0 million.

     Phelps Dodge Corporation is among the world's largest producers of copper. The company also is one of the world's largest producers of carbon black, one of the world's largest manufacturers of magnet wire, and has operations and investments in mines and wire and cable manufacturing facilities around the world. Phelps Dodge has operations in 28 countries.

     This release includes "forward-looking statements" that express expectations of future events or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the company cannot give assurance that such statements will prove to be correct. Please refer to the Management's Discussion and Analysis sections of the company's report on Form 10-K for the year ended December 31, 1998.

                                    #  #  #

PHELPS DODGE CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(Unaudited; in millions except per share data)

                                                           THIRD QUARTER      FIRST NINE MONTHS
                                                          ----------------   -------------------
                                                           1999      1998      1999       1998
                                                          -------   ------   --------   --------
SALES AND OTHER OPERATING REVENUES......................  $ 742.7    764.0    2,096.9    2,356.7
                                                          -------   ------   --------   --------
OPERATING COSTS AND EXPENSES
  Cost of products sold.................................    579.6    594.7    1,652.8    1,790.8
  Depreciation, depletion and amortization..............     68.4     74.0      212.7      218.5
  Selling and general administrative expense............     29.8     27.4       89.6       91.6
  Exploration and research expense......................     12.3     15.2       33.4       41.5
  Provision for asset dispositions and non-recurring
     charges (see B and C)..............................      1.1    (12.6)      84.1     (198.7)
                                                          -------   ------   --------   --------
                                                            691.2    698.7    2,072.6    1,943.7
                                                          -------   ------   --------   --------
OPERATING INCOME (LOSS).................................     51.5     65.3       24.3      413.0
  Interest expense......................................    (20.3)   (23.3)     (68.4)     (67.9)
  Capitalized interest..................................       --      0.5        0.1        1.7
  Miscellaneous income and expense, net.................      2.9      7.1       (3.5)      29.4
                                                          -------   ------   --------   --------
INCOME (LOSS) BEFORE TAXES, MINORITY INTERESTS, EQUITY
  IN NET EARNINGS OF AFFILIATED COMPANIES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE...........................     34.1     49.6      (47.5)     376.2
  Provision for taxes on income.........................    (17.4)   (19.0)       1.3     (138.5)
  Minority interests in consolidated subsidiaries.......     (0.6)    (2.9)      (0.1)      (6.7)
  Equity in net earnings of affiliated companies........     (0.7)     0.9        4.7        1.7
                                                          -------   ------   --------   --------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE................................................     15.4     28.6      (41.6)     232.7
  Cumulative effect of accounting change (SOP
     98-5 -- Start-up Activities).......................       --       --       (3.5)        --
                                                          -------   ------   --------   --------
NET INCOME (LOSS).......................................  $  15.4     28.6      (45.1)     232.7
                                                          =======   ======   ========   ========
AVERAGE NUMBER OF SHARES OUTSTANDING -- BASIC...........     57.8     58.3       57.8       58.4
BASIC EARNINGS (LOSS) PER SHARE BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE..................................  $  0.27     0.49      (0.72)      3.98
  Cumulative effect of accounting change (SOP
     98-5 -- Start-up Activities).......................       --       --      (0.06)        --
                                                          -------   ------   --------   --------
BASIC EARNINGS (LOSS) PER SHARE.........................  $  0.27     0.49      (0.78)      3.98
                                                          =======   ======   ========   ========
AVERAGE NUMBER OF SHARES OUTSTANDING -- DILUTED.........     58.1     58.5       57.8       58.6
DILUTED EARNINGS (LOSS) PER SHARE BEFORE CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE...........................  $  0.27     0.49      (0.72)      3.97
  Cumulative effect of accounting change (SOP
     98-5 -- Start-up Activities........................       --       --      (0.06)        --
                                                          -------   ------   --------   --------
DILUTED EARNINGS (LOSS) PER SHARE.......................  $  0.27     0.49      (0.78)      3.97
                                                          =======   ======   ========   ========
BUSINESS DIVISIONS
(Unaudited; in millions)
SALES AND OTHER OPERATING REVENUES -- UNAFFILIATED
  CUSTOMERS
  Phelps Dodge Mining Company...........................  $ 406.9    421.9    1,102.3    1,303.5
  Phelps Dodge Industries...............................    335.8    342.1      994.6    1,053.2
                                                          -------   ------   --------   --------
                                                          $ 742.7    764.0    2,096.9    2,356.7
                                                          =======   ======   ========   ========
OPERATING INCOME (LOSS)(A)
  Phelps Dodge Mining Company (B).......................  $  36.2     27.2        8.2      119.2
  Phelps Dodge Industries (C)...........................     26.8     47.3       51.7      326.2
  Corporate and other...................................    (11.5)    (9.2)     (35.6)     (32.4)
                                                          -------   ------   --------   --------
                                                          $  51.5     65.3       24.3      413.0
                                                          =======   ======   ========   ========


(A) Operating income has been presented in compliance with SFAS 131 -- Segment Reporting (with 1998 restated).

(B) Includes a pre-tax charge of $34.5 million in the 1999 second quarter for the sale of a fluorspar mine, the indefinite closure of a smelter and the curtailment of a copper mining and refining operation.

(C) Includes a pre-tax charge of $48.3 million in the 1999 second quarter and $1.1 million in the 1999 third quarter for costs associated with restructuring of certain wire and cable assets and the suspension of operations at a carbon black plant. Another $1.7 million, representing the write-off of a small equity basis investment, was charged to non-operating expense in the 1999 second quarter. 1998 includes a pre-tax gain of $198.7 million in the first nine months and $12.6 million in the third quarter from the sale of Accuride Corporation.

PHELPS DODGE CORPORATION
CONSOLIDATED BALANCE SHEET

(Unaudited; in millions)


                                                           SEPTEMBER 30,   DECEMBER 31,
                                                               1999            1998
                                                           -------------   ------------
ASSETS
  Cash and cash equivalents .............................    $  165.0           221.7
  Accounts receivable, net ..............................       407.9           321.1
  Inventories ...........................................       269.5           266.0
  Supplies ..............................................       104.6           110.9
  Prepaid expenses ......................................        17.1            16.5
  Deferred income taxes .................................        48.9            43.8
                                                             --------        --------
    Current assets ......................................     1,013.0           980.0
  Investments and long-term accounts receivable .........        91.7            85.6
  Property, plant and equipment, net ....................     3,455.7         3,587.2
  Other assets and deferred charges .....................       328.9           383.7
                                                             --------        --------
                                                             $4,889.3         5,036.5
                                                             ========        ========
LIABILITIES
  Short-term debt .......................................    $  229.8           116.1
  Current portion of long-term debt .....................        54.7            68.5
  Accounts payable and accrued expenses .................       467.3           451.3
  Income taxes ..........................................         2.9            15.2
                                                             --------        --------
    Current liabilities .................................       754.7           651.1
  Long-term debt ........................................       806.5           836.4
  Deferred income taxes .................................       499.7           508.6
  Other liabilities and deferred credits ................       373.1           359.7
                                                             --------        --------
                                                              2,434.0         2,355.8
                                                             --------        --------
MINORITY INTERESTS IN CONSOLIDATED SUBSIDIARIES .........        78.5            93.3
                                                             --------        --------
COMMON SHAREHOLDERS' EQUITY
  Common shares, 58.0 outstanding (12/31/98 - 57.9) .....       362.5           362.1
  Capital in excess of par value ........................         5.8             1.8
  Retained earnings .....................................     2,212.9         2,345.0
  Accumulated other comprehensive income (loss) .........      (197.1)         (113.9)
  Other .................................................        (7.3)           (7.6)
                                                             --------        --------
                                                              2,376.8         2,587.4
                                                             --------        --------
                                                             $4,889.3         5,036.5
                                                             ========        ========

PHELPS DODGE CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited; in millions)

                                                   NINE MONTHS ENDED SEPT. 30,
                                                 -------------------------------
                                                     1999              1998
                                                 --------------    -------------
[S]                                              [C]               [C]
OPERATING ACTIVITIES
 Net income (loss).............................  $        (45.1)          232.7
 Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities:
   Depreciation, depletion and amortization...            212.7           218.5
   Deferred income taxes.......................            (3.8)           40.8
   Equity earnings (loss) net of dividends
    received...................................            (4.6)           (0.1)
   Changes in current assets and
     liabilities:
     (Increase) decrease in accounts
       receivable..............................          (104.0)          (34.8)
     (Increase) decrease in inventories........           (12.4)          (17.3)
     (Increase) decrease in supplies...........             3.5            (3.0)
     (Increase) decrease in prepaid expenses...            (1.0)           (3.5)
     (Increase) decrease in deferred
       income taxes............................            (5.2)            6.7
     Increase (decrease) in interest payable...             9.2            17.3
     Increase (decrease) in other
       accounts payable........................           (14.2)          (44.8)
     Increase (decrease) in income taxes.......           (11.6)           28.8
     Increase (decrease) in other accrued
       expenses................................            (1.6)           (6.9)
   Asset dispositions and non-recurring
     charges...................................            85.8          (198.7)
   Other adjustments, net......................             8.9            (7.8)
                                                 --------------    -------------
       Net cash provided by operating
         activities............................           116.6           227.9
                                                 --------------    -------------

INVESTING ACTIVITIES
   Capital outlays.............................          (101.2)         (248.8)
   Capitalized interest........................            (0.1)           (1.7)
   Investment in subsidiaries..................           (75.4)         (135.4)
   Proceeds from asset dispositions and
     other, net................................             7.3           466.5
                                                 --------------    -------------
       Net cash provided by (used in)
         investing activities..................          (169.4)           80.6
                                                 --------------    -------------

FINANCING ACTIVITIES
   Increase in debt............................           136.3            16.0
   Payment of debt.............................           (49.0)          (54.0)
   Common dividends............................           (87.0)          (88.3)
   Purchase of common shares...................              --           (31.5)
   Other, net..................................            (4.2)            0.9
                                                 --------------    -------------
       Net cash used in financing activities...            (3.9)         (156.9)
                                                 --------------    -------------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................           (56.7)          151.6
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD....................................           221.7           157.9
                                                 --------------    -------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD....  $        165.0           309.5
                                                 ==============    =============

PHELPS DODGE CORPORATION
FINANCIAL AND OPERATING STATISTICS BY BUSINESS SEGMENT
(Unaudited; dollars in millions except copper prices)



                                                   THIRD QUARTER                  FIRST NINE MONTHS
                                             ----------------------           ----------------------
                                              1999             1998            1999              1998
                                             ------           ------          ------            ------
PHELPS DODGE MINING COMPANY:
  Sales and other oper. revenues -
    unaffiliated customers..................  $406.9           421.9          1,102.3           1,303.5
  Operating income (loss)(A)................  $ 36.2            27.2              8.2             119.2
  COMEX copper price per pound..............  $ 0.78            0.75             0.70              0.77
  Copper production (thousand tons):
     Morenci:
      Concentrate...........................    43.1            61.0            156.4             192.1
      Electrowon............................    69.5            68.1            211.6             202.6
     Tyrone:
      Electrowon............................    19.7            21.3             59.9              62.1
     Chino:
      Concentrate and precipitate...........    19.2            19.9             53.1              68.9
      Electrowon............................    13.0            20.0             42.7              53.6
     Cobre:
      Concentrate...........................     0.1             9.9              6.4              26.6
     Candelaria:
      Concentrate...........................    63.9            59.9            189.4             169.8
     Ojos del Salado:
      Concentrate...........................      -              5.4               -               16.4
     Other..................................    (0.7)           (0.1)             1.1               0.2
                                              -------          ------           -----             -----
        Total copper production.............   227.8           265.4            720.6             792.3
     Less minority participants'
       shares (B)...........................    40.2            44.8            125.0             134.1
                                              -------          ------           -----             -----
       Net Phelps Dodge share...............   187.6           220.6            595.6             658.2
                                              =======          ======           =====             =====


  Copper sales (thousand tons):
     Net Phelps Dodge share from own mines..   193.0           220.6            595.3             650.7
     Purchased copper.......................    71.3            73.7            205.6             232.7
                                              -------          ------           -----             -----

        Total copper sales..................   264.3           294.3            800.9             883.4
                                              =======          ======           =====             =====


(A) Includes a pre-tax charge of $34.5 million in the 1999 second quarter for the sale of a fluorspar mine, the indefinite closure of a smelter and the curtailment of a copper mining and refining operation.

(B) Minority participant interests include (i) a 15 percent undivided interest in the Morenci, Arizona, copper mining complex, (ii) a one-third partnership interest in Chino Mines Company in New Mexico, and (iii) a 20 percent interest in the Candelaria copper mining complex in Chile.


PHELPS DODGE INDUSTRIES:
  Sales and other operating revenues-
     unaffiliated customers:
     Specialty chemicals...................   $  132.9         104.6             398.8              326.9
     Wire and cable........................      202.9         237.5             595.8              726.3
                                               -------         -----             -----            -------
                                              $  335.8         342.1             994.6            1,053.2
                                              ========         =====             =====            =======
  Operating income (loss):
     Specialty chemicals (C)...............   $   21.9          17.7              62.7               61.3
     Wheels and rims (D)...................         --          12.6                --              198.7
     Wire and cable (E)....................        4.9          17.0             (11.0)              66.2
                                               -------         -----             -----            -------
                                              $   26.8          47.3              51.7              326.2
                                              ========         =====             =====            =======

(C) Includes a pre-tax charge of $19.9 million in the 1999 second quarter for costs associated with the suspension of operations at a carbon black plant in the Philippines.

(D) Includes a pre-tax gain of $198.7 million in 1998 from the disposition of Accuride Corporation.

(E) Includes a pre-tax charge of $28.4 million in the 1999 second quarter and $1.1 million in the 1999 third quarter for costs associated with restructuring of certain wire and cable assets. Another $1.7 million representing the write-off of a small equity basis investment was charged to non-operating expense in the 1999 second quarter.